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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Mikel D. Faulkner, Bruce N. Huff or Larry E. Cummings, or any of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, and file a Registration Statement on Form S-3 (with respect to 1,226,308 shares of Common Stock of Harken Energy Corporation) ("Corporation") under the Securities Act of 1933, as amended, and any or all amendments (including without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission and/or any regulatory authority relating to the registration of the Corporation's Common Stock, $0.01 par value, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons in the capacities indicated on the 2nd day of August, 1995.

         NAME                                     CAPACITIES
         ----                                     ----------
    /s/  MIKEL D. FAULKNER                  Chairman of the Board, Director and
----------------------------------          Chief Executive Officer
         Mikel D. Faulkner                  (Principal Executive Officer)

    /s/  BRUCE N. HUFF                      Senior Vice President and
----------------------------------          Chief Financial Officer
         Bruce N. Huff                      (Principal Financial and Accounting Officer)

    /s/  RICHARD H. SCHROEDER               President and Director
----------------------------------
         Richard H. Schroeder

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
    /s/  MICHAEL M. AMEEN, JR.              Director
-------------------------------------
         Michael M. Ameen, Jr.

    /s/  MICHAEL R. EISENSON                Director
-------------------------------------
         Michael R. Eisenson

    /s/  TALAT M. OTHMAN                    Director
-------------------------------------
         Talat M. Othman

    /s/  DONALD W. RAYMOND                  Director
-------------------------------------
         Donald W. Raymond

    /s/  EDWIN C. KETTENBRINK, JR.          Director
-------------------------------------
         Edwin C. Kettenbrink, Jr.

    /s/  GARY B. WOOD                       Director
-------------------------------------
         Gary B. Wood